ADDENDUM TO NOTE CONVERSION AGREEMENTS

This Addendum to Note Conversion Agreements is entered into effective as of this 1st day of February, 2012, by and between **Standard Energy Company**, an Ohio corporation ("Standard Energy"), **The Guitammer Company**, an Ohio corporation ("Guitammer-Ohio") and **The Guitammer Company**, a Nevada corporation ("Guitammer-Nevada") (collectively, the "Parties').

RECITALS

WHEREAS, the Parties acknowledge that on December 21, 2011, the Parties entered into two certain Note Conversion Agreements pursuant to which Standard Energy converted two certain promissory notes in the combined aggregate principal amount of $249,692.95 plus accrued interest thereon of $49,946.16 of Guitammer-Ohio (the "Notes") into 1,198,556 shares of common stock of Guitammer-Nevada (the "Conversion Shares"); and

WHEREAS, the Parties mutually miscalculated the amount ($49,946.16) of the accrued interest on the Notes which should have been $53,486.99 (the "Correct Interest"), a difference of an additional $3,540.83 in accrued interest for conversion at $0.25 per share into an additional 14,163 shares of common stock of Guitammer-Nevada (the "Additional Shares") for issue to Standard Energy.

NOW THEREFORE, for the mutual consideration set out herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Correct Interest. The aggregate combined accrued interest on the Notes as of December 21, 2011 was and is the Correct Interest.

2. Additional Shares. Upon issue and delivery of the Conversion Shares and the Additional Shares to Standard Energy, Standard Energy shall have no further claim against either Guitammer-Ohio or Guitammer-Nevada in connection with the Notes or conversions thereof.

3. Recitals Contractual. The Parties acknowledge that all of the "WHEREAS" clauses in the above paragraphs are contractual and incorporated as material parts of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Addendum the day and year first above written.

STANDARD ENERGY COMPANY, an Ohio corporation

By: Gerald S. Jacobs, Pres.
Gerald S. Jacobs, President

[Signatures continued on next page]

THE GUITAMMER COMPANY, an Ohio corporation

By: ______________________
Mark A. Luden
Chief Executive Officer

THE GUITAMMER COMPANY, a Nevada corporation

By: ______________________
Mark A. Luden
Chief Executive Officer